Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CNA Financial Debenture-Backed Series
  2003-10

*CUSIP:  21988G122  Class  A-1
         21988GCQ7  Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2006.

INTEREST ACCOUNT
----------------

Balance as of   November 15, 2005.....                                    $0.00
        Scheduled Income received on securities.....              $1,051,250.00
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Distribution to Class A-1 Holders.....                   -$1,015,000.00
        Distribution to Class A-2 Holders.....                      -$36,250.00
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of  May 15, 2006.....                                          $0.00

PRINCIPAL ACCOUNT
-----------------

Balance as of  November 15, 2005.....                                     $0.00
        Scheduled Principal received on securities.....                   $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of  May 15, 2006.....                                          $0.00

                 UNDERLYING SECURITIES HELD AS OF May 15, 2006

        Principal
          Amount                              Title of Security
        ---------                             -----------------
        $29,000,000              CNA Financial Corporation 7.250% Debentures due
                                 November 15, 2023
                                 *CUSIP:  126117AE0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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